UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[ ]	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2019, the Board of Directors (the “Board”) of Ocwen Financial Corporation (the “Company”) appointed Jenne K. Britell and Kevin Stein to serve as directors, effective as of the day following the Company’s filing of its Annual Report for the year ended December 31, 2018, which is anticipated to occur within the next two weeks.

Dr. Britell, 76, has served as a director of United Rentals, Inc. (NYSE:URI) since 2006 and as its non-executive Chairman since 2008. Dr. Britell has also served as a director of Quest Diagnostics Inc. (NYSE:DGX), including as a member of its Audit and Finance Committee, since 2005. From 2000 through 2017, Dr. Britell served as a director of Crown Holdings, Inc. (NYSE: CCK), including as Chairman of the Audit Committee. From 2001 to 2009, Dr. Britell was Chairman and Chief Executive Officer of Structured Ventures, Inc., advisors to U.S. and multinational companies. From 1996 to 2000, Dr. Britell was a senior executive of GE Capital. At GE Capital, she most recently served as the Executive Vice President of Global Consumer Finance and President of Global Commercial and Mortgage Banking. From January 1998 to July 1999, she was President and Chief Executive Officer of GE Capital, Central and Eastern Europe. Before joining GE Capital, she held significant management positions with Dime Bancorp, Inc., HomePower, Inc., Citicorp and Republic New York Corporation. Earlier, she was the founding Chairman and Chief Executive Officer of the Polish-American Mortgage Bank.

Mr. Stein, 57, has served as Chief Executive Officer of Resolution Analytica Corp., a buyer of commercial judgments, since March 2017. From March 2016 through March 2017, he served as Senior Managing Director of KCK US, Inc., a private equity firm. Mr. Stein was previously a Managing Director in the Financial Institutions Group of Barclays until 2016. Prior to joining Barclays in 2011, Mr. Stein was a Partner at FBR Capital Markets & Co. From 1994 to 2004, Mr. Stein was an executive of GreenPoint Financial Corporation, a bank holding company. Prior to joining GreenPoint in 1994, Mr. Stein was an Associate Director of the Federal Deposit Insurance Corporation, Division of Resolutions. Mr. Stein has served as a director, of Dime Community Bancshares, Inc. (NASDAQ:DCOM), including as a member of the Audit Committee, since December 2017. Mr. Stein also served as a director of PHH Corporation (NYSE:PHH) from June 2017 until its acquisition by the Company in October 2018. Mr. Stein is also a director and Chair of the Audit Committee of Bedford Stuyvesant Restoration Corporation.

Decisions on committee memberships for Dr. Britell and Mr. Stein will be made in due course.

In addition, Carol J. Galante, a director of the Company, has notified the Board the she has decided not to stand for re-election at the Company’s 2019 annual shareholder meeting, which is currently scheduled for May 30, 2019. The Board determined that the size of the Board shall be decreased to nine (9) effective immediately prior to the beginning of the Company’s 2019 annual shareholder meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2019, the Company amended its bylaws to update the director nomination process and related requirements, and designate an exclusive forum for certain proceedings relating to the Company. The foregoing description of the amendments to the bylaws is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Ocwen’s reports and filings with the SEC, including its 2017 Annual Report on Form 10-K and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on our website.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: February 25, 2019	By:	/s/ Glen A. Messina
Glen A. Messina
President and Chief Executive Officer